QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.1

REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS
OF THE MILLS CORPORATION

        We have audited the accompanying Statement of Certain Revenues and Certain Operating Expenses (as defined in Note 1) of the Del Amo Properties for the year ended December 31, 2002. The Statement of Certain Revenues and Certain Operating Expenses is the responsibility of the Del Amo Properties' management. Our responsibility is to express an opinion on the Statement of Certain Revenues and Certain Operating Expenses based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Certain Revenues and Certain Operating Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Certain Revenues and Certain Operating Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Certain Revenues and Certain Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement of Certain Revenues and Certain Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing of Form 8-K/A of The Mills Corporation as described in Note 1, and is not intended to be a complete presentation of the Del Amo Properties' revenues and expenses.

        In our opinion, the Statement of Certain Revenues and Certain Operating Expenses referred to above presents fairly, in all material respects, the certain revenues and certain operating expenses described in Note 1 of the Del Amo Properties for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States.

                      /s/ Ernst & Young LLP

McLean, Virginia
May 30, 2003

DEL AMO PROPERTIES
STATEMENT OF CERTAIN REVENUES
AND CERTAIN OPERATING EXPENSES
(Amounts In Thousands)

	Three Months Ended March 31, 2003 (Unaudited)	Year Ended December 31, 2002 (Audited)
CERTAIN REVENUES:
Minimum rent	$6,791	$27,231
Percentage rent	187	2,427
Recoveries from tenants	2,376	9,581
Other property revenues	235	1,797

Total certain revenues	9,589	41,036

CERTAIN OPERATING EXPENSES:
Recoverable from tenants
Salaries	380	1,697
Taxes	536	2,107
Maintenance	742	3,125
Utilities	162	880
Insurance	220	596
Miscellaneous	3	118
Other operating	195	496

Total certain operating expenses	2,238	9,019

EXCESS OF CERTAIN REVENUES OVER CERTAIN OPERATING EXPENSES	$7,351	$32,017

See accompanying notes to these financial statements

DEL ALMO PROPERTIES
NOTES TO STATEMENT OF CERTAIN REVENUES
AND CERTAIN OPERATING EXPENSES
(Amounts In Thousands)

1. ORGANIZATION AND BASIS FOR PRESENTATION

        The accompanying statement of certain revenues and certain operating expenses is composed of Del Amo Fashion Center and certain associated properties (the "Del Amo Properties") located in the South Bay submarket of Los Angeles, CA. The Del Amo Properties were acquired on June 30, 2003 by The Mills Corporation (the "Company") through The Mills Limited Partnership.

        This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement is not representative of the actual operations for the period presented as certain revenues and certain operating expenses, which may not be directly attributable to the revenues and operating expenses expected to be incurred in future operations of the acquired Del Amo Properties, have been excluded. Such items include management fee expense, depreciation and amortization expense, interest expense, and interest income. The statement of certain revenues and certain operating expenses for the Del Amo Properties is being presented for the most recent fiscal year and the three-month period ended March 31, 2003.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

        The Del Amo Properties lease space to tenants, for which such tenants are charged minimum rent that is recognized on a straight-line basis over the terms of the respective leases. Percentage rent is recognized when a tenant's sales have reached certain levels as specified in the respective leases. Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred.

OTHER PROPERTY REVENUE

        Other property revenue generally consists of revenues from tenants with lease agreements of one year or less, revenue from rentals of temporary in-line space, kiosks and collection of accounts receivable previously written off.

USE OF ESTIMATES

        The preparation of the statement of certain revenues and certain operating expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the statement of certain revenues and certain operating expenses and accompanying notes. Actual results could differ from those estimates.

3. LEASING ACTIVITIES

        The Del Amo Properties have noncancellable leases with tenants requiring monthly payments of specified minimum rent. A majority of the leases require reimbursement by the tenant of substantially all operating expenses of the property. Future minimum rental commitments under the noncancellable operating leases at December 31, 2002 are as follows:

Year ending December 31,
2003	$21,767
2004	20,323
2005	19,042
2006	15,675
2007	14,525
Thereafter	52,754

$144,086

QuickLinks

REPORT OF INDEPENDENT AUDITORS
DEL AMO PROPERTIES STATEMENT OF CERTAIN REVENUES AND CERTAIN OPERATING EXPENSES (Amounts In Thousands)
DEL ALMO PROPERTIES NOTES TO STATEMENT OF CERTAIN REVENUES AND CERTAIN OPERATING EXPENSES (Amounts In Thousands)